UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2017

Tailored Brands, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction	1-16097 (Commission File Number)	47-4908760 (IRS Employer Identification No.)
of incorporation)

6380 Rogerdale Road Houston, Texas (Address of principal executive offices)	77072 (Zip Code)

281-776-7000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2017, the shareholders of Tailored Brands, Inc. (the “Company”) adopted an amendment to the Tailored Brands, Inc. 2016 Long-Term Incentive Plan (the Company’s 2016 Long-Term Incentive Plan, as amended, being referred to herein as the “Amended Plan”).  A copy of the Amended Plan is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

(a)           On June 15, 2017, the Company held its Annual Meeting of Shareholders.  At the meeting, the shareholders voted on the following proposals:

1.                                      the election of nine directors to the Company’s Board of Directors for the coming year;

2.                                      adoption of an amendment to the Tailored Brands, Inc. 2016 Long-Term Incentive Plan and reapproval of the material terms of the performance goals;

3.                                      approval, on an advisory basis, of the compensation of the Company’s named executive officers;

4.                                      approval, on an advisory basis, of the frequency of holding future advisory votes to approve the compensation of the Company’s named executive officers, and

5.                                      the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2017.

(b)                                 The nine nominees of the Board of Directors of the Company were elected at the meeting, proposals 2, 3 and 5 each received the affirmative votes required for approval and the largest percentage of shares voted indicated one year as the preferred frequency for proposal 4.

The number of shares voted for, against and withheld, as well as the number of broker non-votes and abstentions, as the case may be, as to each proposal were as follows:

Proposal 1 — Election of Directors:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes

Dinesh S. Lathi	39,053,465	507,498	6,100,252

David H. Edwab	39,025,033	535,930	6,100,252

Douglas S. Ewert	39,053,126	507,837	6,100,252

Irene Chang Britt	39,063,618	497,345	6,100,252

Rinaldo S. Brutoco	38,932,468	628,495	6,100,252

Theo Killion	39,275,341	285,622	6,100,252

Grace Nichols	38,837,292	723,671	6,100,252

William B. Sechrest	38,868,392	692,571	6,100,252

Sheldon I. Stein	39,017,544	543,419	6,100,252

Proposal 2 — Adoption of an amendment to the Tailored Brands, Inc. 2016 Long-Term Incentive Plan and reapproval of the material terms of the performance goals:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
30,190,262	9,292,933	77,768	6,100,252

Proposal 3 — Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
35,093,612	4,416,012	51,339	6,100,252

Proposal 4 — Approval, on an advisory basis, of the frequency of holding future advisory votes to approve the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstentions
34,448,365	146,228	4,923,994	42,376

Proposal 5 — Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2017:

Shares Voted For	Shares Voted Against	Abstentions
44,595,240	1,024,995	40,980

(d)           A majority of the votes cast by the shareholders voted, on an advisory basis, to hold an annual advisory vote to approve the compensation of the Company’s named executive officers, which was consistent with the Board of Director’s recommendation included in the Company’s proxy statement.  As a result, the Board of Directors of the Company has decided that the Company will include an advisory vote on executive compensation in its proxy materials every year until the next required advisory vote on the frequency of holding future advisory votes to approve the compensation of the Company’s named executive officers, which will occur no later than the Company’s Annual Meeting of Shareholders in 2023.

Item 8.01              Other Events.

On June 16, 2017, the Company issued a press release announcing that its Board of Directors declared a quarterly cash dividend of $0.18 per share on the Company’s common stock, payable on September 22, 2017 to shareholders of record at the close of business on September 12, 2017.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits are included in this Form 8-K:

Number	Description

10.1

Tailored Brands, Inc. 2016 Long-Term Incentive Plan, as amended (incorporated by reference from Appendix A to the Company’s proxy statement on Schedule 14A relating to the 2017 Annual Meeting of Shareholders of the Company filed with the Commission on May 4, 2017 (File No. 1-16097).

99.1	Press Release of the Company dated June 16, 2017 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2017

TAILORED BRANDS, INC.

	By:	/s/ BRIAN T. VACLAVIK
Brian T. Vaclavik
Senior Vice President and Chief Accounting Officer

Index to Exhibits

Exhibit No.	Description

10.1

Tailored Brands, Inc. 2016 Long-Term Incentive Plan, as amended (incorporated by reference from Appendix A to the Company’s proxy statement on Schedule 14A relating to the 2017 Annual Meeting of Shareholders of the Company filed with the Commission on May 4, 2017 (File No. 1-16097).

99.1	Press Release of the Company dated June 16, 2017 (filed herewith).